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                                                                EXHIBIT 8(b)(iv)

                                THIRD AMENDMENT
                                       TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                    AMERICAN GENERAL LIFE INSURANCE COMPANY,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                 AMERICAN GENERAL SERIES PORTFOLIO COMPANY AND
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of November 1, 2000, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), AMERICAN GENERAL SERIES PORTFOLIO COMPANY (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

WHEREAS, American General Series Portfolio Company has changed its name to North American Funds Variable Product Series I ("NAF I");

WHEREAS, American General Distributors, Inc. ("AGD") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGSI and AGL;

WHEREAS, AGL and AGD have entered into a Distribution Agreement, dated November 1, 2000, which sets forth AGD's duties as distributor of the Contracts and replaces the Distribution Agreement between AGL and AGSI;

WHEREAS, AGSI desires that AGD replace AGSI as a party to the Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     1. All references to American General Series Portfolio Company and AGSPC shall be changed to North American Funds Variable Product Series I and NAF I, respectively.

     2. Effective on the date of the Distribution Agreement between AGL and AGD, indicated herein, AGD will replace AGSI as a party to the Agreement. All of the duties and responsibilities of AGSI shall become the duties and responsibilities of AGD.

     3. Except as amended herein, the Agreement is hereby ratified and confirmed in all respects.
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

     AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.


          By:
             --------------------------


     AMERICAN GENERAL DISTRIBUTORS, INC.


          By:
             --------------------------


     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


          By:
             --------------------------


     NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I


          By:
             --------------------------





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